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                                                                    Exhibit 10.1
                              EMPLOYMENT AGREEMENT


                  EMPLOYMENT AGREEMENT, dated as of May 17, 1999, between CRC PRESS LLC, a Delaware limited liability company (the "Company"), and Norman R. Snesil (the "Executive").

                                R E C I T A L S:

                  WHEREAS, the Company recognizes that the future growth, profitability and success of the Company's business will be substantially and materially enhanced by the employment of the Executive by the Company;

                  WHEREAS, the Company desires to employ the Executive and the Executive has indicated his willingness to provide his services, on the terms and conditions set forth herein;

                  NOW, THEREFORE, on the basis of the foregoing premises and in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

                  Section 1. EMPLOYMENT.

                  (a) DUTIES. The Company hereby agrees to employ the Executive and the Executive hereby accepts employment with the Company, on the terms and subject to the conditions hereinafter set forth. Subject to the terms and conditions contained herein, the Executive shall serve as President and Chief Executive Officer of the Company and, in such capacity, shall report to the Chairman and Board of Directors of the Company (the "Board of Directors") and shall have such duties as are typically performed by a President and Chief Executive Officer of a corporation, together with such additional duties, commensurate with the Executive's position as President and Chief Executive Officer of the Company, as may be assigned to the Executive from time to time by the Chairman or Board of Directors.

                  (b) LOCATION. The principal location of the Executive's employment shall be in Boca Raton, Florida, or such other place that the Company and the Executive shall mutually deem appropriate. The Executive understands and agrees that he may be required to travel from time to time for business reasons.

                  Section 2. TERM. Unless terminated pursuant to Section 6 hereof, the Executive's employment hereunder shall commence on the date hereof and shall continue during the period ending on the second anniversary of the date hereof (the "Employment Term").

                  Section 3. Compensation.

                  (a) SALARY. As compensation for the performance of the Executive's services hereunder, the Company shall pay to the



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Executive a salary (the "Salary") of $225,000 per annum. The Salary shall be payable in accordance with the payroll practices of the Company as the same shall exist from time to time. In no event shall the Salary be decreased during the Employment Term.

                  (b) BONUS PLAN. The Executive shall be eligible to receive an annual cash bonus in an amount up to 50% of the Salary ("Bonus"), based upon meeting objectives determined by the Chairman and the Board of Directors; PROVIDED, HOWEVER, that 50% of the Bonus for the first twelve months of the Employment Term shall be paid to the Executive in advance in equal installments in accordance with the payroll practices of the Company as the same shall exist from time to time over the course of the first twelve months of the Employment Term, provided that the Executive remains employed throughout such period (the "Advance Bonus"). The portion of the Bonus in excess of the Advance Bonus received by the Executive following each calendar year, if any, shall be paid after the Company's financial results for the relevant year are finally determined.

                  (c) BENEFITS. In addition to the Salary and Bonus, the Executive shall be entitled to participate in health, insurance, pension, automobile and other benefits provided to other senior executives of the Company on terms no less favorable than those available to such other senior executives of the Company; PROVIDED HOWEVER, that the automobile benefit shall not exceed $1,000 per month. The Executive shall also be entitled to the same number of vacation days, holidays, sick days and other benefits as are generally allowed to other senior executives of businesses of comparable size and geography as the Company.

                  (d) STOCK OPTIONS. The Executive shall receive, as of the date hereof, an option to acquire 50,000 shares of the common stock of the Company's parent (the "Option"). The exercise price of the Option shall be equal to the closing market price of the common stock of the Company's parent on the date of grant. The Option shall vest as to 16,666 shares on the first anniversary of the date of grant, as to an additional 16,667 shares on the second anniversary of the date of grant and as to the remaining 16,667 shares on the third anniversary of the date of grant. The Executive acknowledges and agrees that the grant of Option is conditioned upon the execution of the standard option agreement of the Company's parent (the "Option Agreement"). The Option shall be governed by (and shall be subject in all instances to) the Option Agreement. As set forth in the stock option plan of the Company's parent (the "Option Plan"), upon a Change of Control (as such term is defined in the Option Plan), all Option shares owned by the Executive shall vest and become immediately exercisable as of the date immediately preceding the date of such Change of Control.


                  Section 4. EXCLUSIVITY. During the Employment Term, the Executive shall devote his full time to the business of the

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Company, shall faithfully serve the Company, shall in all respects conform to and comply with the lawful and reasonable directions and instructions given to him by the Chairman and Board of Directors in accordance with the terms of this Agreement, shall use his best efforts to promote and serve the interests of the Company and shall not engage in any other business activity, whether or not such activity shall be engaged in for pecuniary profit, except that the Executive may
(i) participate in the activities of professional trade organizations related to the business of the Company and (ii) engage in personal investing activities, PROVIDED that activities set forth in these clauses (i) and (ii), either singly or in the aggregate, do not interfere in any material respect with the services to be provided by the Executive hereunder.

                  Section 5. REIMBURSEMENT FOR EXPENSES. The Executive is authorized to incur reasonable expenses in the discharge of the services to be performed hereunder, including expenses for travel, entertainment, lodging and similar items in accordance with the Company's expense reimbursement policy, as the same may be modified by the Board of Directors from time to time. The Company shall reimburse the Executive for all such proper expenses upon presentation by the Executive of itemized accounts of such expenditures in accordance with the financial policy of the Company, as in effect from time to time.

                  Section 6. TERMINATION.

                  (a) DEATH. This Agreement shall automatically terminate upon the death of the Executive, and upon such event, the Executive's estate shall be entitled to receive the amounts specified in Section 6(e) below as if termination had occurred without Cause (as defined below).

                  (b) DISABILITY. If the Executive is unable to perform the duties required of him under this Agreement because of illness, incapacity, or physical or mental disability, this Agreement shall remain in full force and effect and the Company shall pay all compensation required to be paid to the Executive hereunder, unless the Executive is unable to perform the duties required of him under this Agreement for an aggregate of 180 days (whether or not consecutive) during any 12-month period during the term of this Agreement, in which event this Agreement (other than Sections 6(e), 7, 8, 9, 10, 11 and 12 hereof), including, but not limited to, the Company's obligations to pay any Salary or to provide any privileges under this Agreement, shall terminate at the end of the 180 days of complete disability.

                  (c) CAUSE. The Company may terminate the Executive's employment during the Employment Term for "Cause" as that term is defined below. In the event of termination pursuant to this Section 6(c) for Cause, the Company shall deliver to the Executive written notice setting forth the basis for such termination, which notice shall set forth the nature of the Cause

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which is the reason for such termination. Termination of the Executive's employment hereunder shall be effective upon delivery of such notice of termination. For purposes of this Agreement, "Cause" shall mean: (i) the Executive's failure (except where due to a disability contemplated by Section 6(b) hereof), neglect or refusal to perform the duties of his position hereunder which failure, neglect or refusal shall not have been corrected by the Executive within 30 days of receipt by the Executive of written notice from the Company of such failure, neglect or refusal, which notice shall set forth the nature of said failure, neglect or refusal; (ii) any willful or intentional act of the Executive that has the effect of injuring the business of the Company or its affiliates in any material respect; (iii) any continued or repeated absence from the Company, unless such absence is (A) approved or excused by the Board of Directors or (B) is the result of the Executive's illness, or incapacity (in which event the provisions of Section 6(b) hereof shall control); (iv) use of illegal drugs by the Executive or repeated drunkenness; (v) conviction of the Executive for the commission of a felony or (vi) the commission by the Executive of an act of fraud or embezzlement against the Company.

                  (d) RESIGNATION. The Executive shall not have the right to terminate his employment at any time during the Employment Term.

                  (e) PAYMENTS. In the event that the Executive's employment hereunder terminates for any reason, the Company shall pay to the Executive all amounts accrued but unpaid hereunder through the date of termination in respect of Salary, unused vacation or unreimbursed expenses. Notwithstanding the foregoing, the Executive shall not be entitled to receive any additional payments if he (i) is terminated for Cause, (ii) terminated by the Company pursuant to Section 6(f) hereof or (iii) resigns in violation of Section 6(d) hereof. In the event the Executive's employment hereunder is terminated by the Company without Cause (and without notice as provided in Section 6(f) hereof), in addition to the amounts specified in the foregoing sentence, (i) the Executive shall continue to receive the Salary (less any applicable withholding or similar taxes) at the rate in effect hereunder on the date of such termination periodically, in accordance with the Company's prevailing payroll practices, for the shorter (A) a period of eighteen (18) months following the date of such termination or (B) the remainder of the Employment Term (the "Severance Term") and (ii) the Executive (and/or his covered dependents) shall continue to receive any health or insurance benefits provided to him as of the date of such termination in accordance with Section 3(c) hereof during the Severance Term. Amounts owed by the Company in respect of the Salary or reimbursement for expenses under the provisions of Section 5 hereof shall, except as otherwise set forth in this Section 6(e), be paid promptly upon any termination. Upon any termination of the Executive's employment for any reason, all of the rights, privileges, duties and obligations of the Executive

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hereunder shall cease, except for his rights under this Section 6(e) and his obligations under Sections 7, 8, 9, 10, 11 and 12 hereunder.

                  (f) TERMINATION BY COMPANY NOTICE. On or after the the first anniversary of the date hereof, the Company may terminate the Executive without cause and for any reason, upon 180 days' written notice to the Executive. In the event of such termination by notice, the Executive shall be entitled to those payments provided for in the first sentence of Section 6(e) hereof.

                  Section 7. NON-DISCLOSURE, NON-INTERFERENCE AND
                             INVENTIONS.

                  (a) NO COMPETING EMPLOYMENT. The Executive acknowledges that the agreements and covenants contained in this Section 7 are essential to protect the value of the Company's business and assets and by his current employment with the Company and its subsidiaries, the Executive has obtained and will obtain such knowledge, contacts, know-how, training and experience and there is a substantial probability that such knowledge, know-how, contacts, training and experience could be used to the substantial advantage of a competitor of the Company and to the Company's substantial detriment. Therefore, the Executive agrees that for the period commencing on the date of this Agreement and ending on the first anniversary of the termination of the Executive's employment hereunder (such period is hereinafter referred to as the "Restricted Period"), the Executive shall not participate or engage, directly or indirectly, for himself or on behalf of any person or entity, in any business activities which compete with the business of the Company; PROVIDED, HOWEVER, that the foregoing shall not preclude the Executive from owning less than 1% of the shares of a public company.

                  (b) NONDISCLOSURE OF CONFIDENTIAL INFORMATION. The Executive, except in connection with the performance of his duties hereunder, shall not disclose to any person or entity or use, either during the Employment Term or at any time thereafter, any information not in the public domain or generally known in the industry, in any form, acquired by the Executive while employed by the Company or any predecessor to the Company's business or, if acquired following the Employment Term, such information which, to the Executive's knowledge, has been acquired, directly or indirectly, from any person or entity owing a duty of confidentiality to the Company or any of its subsidiaries or affiliates, relating to the Company, its subsidiaries or affiliates. The Executive agrees and acknowledges that all of such information, in any form, and copies and extracts thereof, are and shall remain the sole and exclusive property of the Company, and upon termination of his employment with the Company, the Executive shall return to the Company the originals and all copies of any such information

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provided to or acquired by the Executive in connection with the performance of his duties for the Company, and shall return to the Company all files, correspondence and/or other communications received, maintained and/or originated by the Executive during the course of his employment.

                  (c) NO INTERFERENCE. During the Restricted Period, the Executive shall not, whether for his own account or for the account of any other individual, partnership, firm, corporation or other business organization (other than the Company), directly or indirectly solicit, endeavor to entice away from the Company or its subsidiaries, or otherwise directly interfere with the relationship of the Company or its subsidiaries with, any person who, to the knowledge of the Executive, is employed by or otherwise engaged to perform services for the Company or its subsidiaries (including, but not limited to, any independent sales representatives or organizations) or who is, or was within the then most recent twelve-month period, a customer or client, of the Company, its predecessors or any of its subsidiaries. The placement of any general classified or "help wanted" advertisements and/or general solicitations to the public at large shall not constitute a violation of this Section 7(c) unless the Executive's name is contained in such advertisements or solicitations.

                  (d) INVENTIONS, ETC. The Executive hereby sells, transfers and assigns to the Company or to any person or entity designated by the Company all of the entire right, title and interest of the Executive in and to all inventions, ideas, disclosures and improvements, whether patented or unpatented, and copyrightable material, made or conceived by the Executive, solely or jointly, during his employment by the Company which relate to methods, apparatus, designs, products, processes or devices, sold, leased, used or under consideration or development by the Company, or which otherwise relate to or pertain to the business, functions or operations of the Company or which arise from the efforts of the Executive during the course of his employment for the Company. The Executive shall communicate promptly and disclose to the Company, in such form as the Company requests, all information, details and data pertaining to the aforementioned inventions, ideas, disclosures and improvements; and the Executive shall execute and deliver to the Company such formal transfers and assignments and such other papers and documents as may be necessary or required of the Executive to permit the Company or any person or entity designated by the Company to file and prosecute the patent applications and, as to copyrightable material, to obtain copyright thereof. Any invention relating to the business of the Company and disclosed by the Executive within one year following the termination of his employment with the Company shall be deemed to fall within the provisions of this paragraph unless proved to have been first conceived and made following such termination.

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                  Section 8. INJUNCTIVE RELIEF. Without intending to limit the remedies available to the Company, the Executive acknowledges that a breach of any of the covenants contained in Section 7 hereof may result in material irreparable injury to the Company or its subsidiaries or affiliates for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Company shall be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction, without the necessity of proving irreparable harm or injury as a result of such breach or threatened breach of Section 7 hereof, restraining the Executive from engaging in activities prohibited by Section 7 hereof or such other relief as may be required specifically to enforce any of the covenants in Section 7 hereof.

                  Section 9. REPRESENTATIONS AND WARRANTIES OF THE EXECUTIVE. The Executive represents and warrants to the Company as follows:

                  (a) This Agreement, upon execution and delivery by the Executive, will be duly executed and delivered by the Executive and (assuming due execution and delivery hereof by the Company) will be the valid and binding obligation of the Executive enforceable against the Executive in accordance with its terms.

                  (b) Neither the execution and delivery of this Agreement nor the performance of this Agreement in accordance with its terms and conditions by the Executive (i) requires the approval or consent of any governmental body or of any other person or (ii) conflicts with or results in any breach or violation of, or constitutes (or with notice or lapse of time or both would constitute) a default under, any agreement, instrument, judgment, decree, order, statute, rule, permit or governmental regulation applicable to the Executive. Without limiting the generality of the foregoing, the Executive is not a party to any non-competition, non-solicitation, no hire or similar agreement that restricts in any way the Executive's ability to engage in any business or to solicit or hire the employees of any person.

                  The representations and warranties of the Executive contained in this Section 9 shall survive the execution, delivery and performance of this Agreement.

                  Section 10. SUCCESSORS AND ASSIGNS; NO THIRD-PARTY BENEFICIARIES. This Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of each of the parties, including, but not limited to, the Executive's heirs and the personal representatives of the Executive's estate; PROVIDED, HOWEVER, that neither party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other party. Notwithstanding the foregoing, the Company shall have the unrestricted right to

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assign this Agreement and to delegate all or any part of its obligations hereunder to any of its subsidiaries or affiliates, but in such event such assignee shall expressly assume all obligations of the Company hereunder and the Company shall remain fully liable for the performance of all of such obligations in the manner prescribed in this Agreement. Nothing in this Agreement shall confer upon any person or entity not a party to this Agreement, or the legal representatives of such person or entity, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

                  Section 11. WAIVER AND AMENDMENTS. Any waiver, alteration, amendment or modification of any of the terms of this Agreement shall be valid only if made in writing and signed by the parties hereto; PROVIDED, HOWEVER, that any such waiver, alteration, amendment or modification is consented to on the Company's behalf by the Board of Directors. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

                  Section 12. SEVERABILITY AND GOVERNING LAW. The Executive acknowledges and agrees that the covenants set forth in Section 7 hereof are reasonable and valid in geographical and temporal scope and in all other respects. If any of such covenants or such other provisions of this Agreement are found to be invalid or unenforceable by a final determination of a court of competent jurisdiction (a) the remaining terms and provisions hereof shall be unimpaired and (b) the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

                  Section 13. NOTICES.

                  (i) All communications under this Agreement shall be in writing and shall be delivered by hand or mailed by overnight courier or by registered or certified mail, postage prepaid:

         (1) if to the Executive such address as the Executive may have furnished the Company in writing,

         (2) if to the Company, at c/o Information Holdings Inc., 2777 Summer Street, Stamford, Connecticut 06905, marked for the attention of the President and Chief Executive Officer, or at such other address as it may have furnished in writing to the Executive, or

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         (ii) Any notice so addressed shall be deemed to be given: if delivered by hand, on the date of such delivery; if mailed by courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

                  Section 14. SECTION HEADINGS. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof, affect the meaning or interpretation of this Agreement or of any term or provision hereof.

                  Section 15. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding and agreement of the parties hereto regarding the employment of the Executive. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement.

                  Section 16. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the date first above written.

                                         CRC PRESS LLC



                                         By: /s/Mason Slaine
                                            ------------------------------------
                                            Mason Slaine
                                            Chairman




                                         By: /s/Norman R. Snesil
                                            ------------------------------------
                                            Norman R. Snesil

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